UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 14, 2019
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant’s telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	NYSE
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 5.02 Disclosure Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events

As previously disclosed, on January 29, 2019, PG&E Corporation and its subsidiary, Pacific Gas and Electric Company (the “Utility,” and together with PG&E Corporation, the “Debtors”), filed voluntary petitions for relief under chapter 11 of title 11 (“Chapter 11”) of the United States Code in the U.S. Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”).  The Debtors’ Chapter 11 cases are being jointly administered under the caption In re: PG&E Corporation and Pacific Gas and Electric Company, Case No. 19-30088 (DM) (the “Chapter 11 Cases”).

The information under the heading “CEO Compensation” in this Current Report on Form 8-K supplements information included in PG&E Corporation’s and the Utility’s Joint Proxy Statement, which was filed with the Securities and Exchange Commission (the “SEC”) on May 17, 2019, under the heading “New CEO Compensation Arrangements” on page 94 thereof.

CEO Compensation
On June 14, 2019, the Board of Directors of PG&E Corporation (the “Board”) approved a revision to the terms of certain equity awards to be granted to William “Bill” Johnson, Chief Executive Officer (“CEO”) and President of PG&E Corporation, which terms were previously approved by the Board on April 10, 2019 and remain subject to the approval of the Bankruptcy Court.  These revisions apply to Mr. Johnson’s 2019 performance-based awards, which consist of the 2019 annual grant of performance-based restricted stock units (“PRSUs”), which have a performance period ending December 31, 2019, and the installment of Mr. Johnson’s performance-based stock options having a performance period ending December 31, 2019.  These awards are collectively referred to as “Mr. Johnson’s 2019 performance-based awards.”

On April 29, 2019, the Bankruptcy Court approved the Debtors’ 2019 Short-Term Incentive Plan (“2019 STIP”), under which certain employees of the Debtors (other than Senior Vice Presidents and above and any other “officer” as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (a “Section 16 Officer”)) are eligible for performance-based awards. In order to align Mr. Johnson’s 2019 performance-based awards with the performance metrics utilized in the 2019 STIP, the Board determined that the performance-based payout conditions of Mr. Johnson’s 2019 performance-based awards will utilize the same performance metrics and weightings as the 2019 STIP, subject to the “public safety index modifier” described below.  The 2019 STIP calculates an overall company performance score by adding public and employee safety metrics weighted at 65%, financial metrics weighted at 25% and customer metrics weighted at 10%, each at target, subject to a threshold and maximum for each metric.  To be consistent with the 2019 STIP, the Board determined that the payout ranges for the safety metrics of Mr. Johnson’s 2019 performance-based awards would be amended to conform to the following payout ranges under the 2019 STIP:

●	Threshold: 50% (under the previously approved structure, performance below target level would result in 0% payout)
●	Target: 100%
●	Maximum: 150%

Unlike the 2019 STIP for the broad employee base, however, Mr. Johnson’s 2019 performance-based awards will be subject to a public safety index (“PSI”) modifier of 25% and 50% if the PSI does not reach target or threshold levels, respectively.  The PSI measures the electric operations safety sub-component of the company’s safety program (which is one of the 2019 STIP public safety metrics and is weighted at 25% of the overall 2019 STIP metrics) and is most closely aligned with wildfire safety.  If, for the 2019 performance period, the aggregate score for the PSI is below threshold, the total payout for Mr. Johnson’s 2019 performance-based awards across all components will be reduced by 50%.  If, for the 2019 performance period, the aggregate score for the PSI is at or above threshold but below target, the total payout for Mr. Johnson’s 2019 performance-based awards across all components will be reduced by 25%.

Other than as described above, there have been no changes to the terms and conditions of Mr. Johnson’s compensation arrangements, which are summarized in the Debtors’ Current Report on Form 8-K dated April 10, 2019.  The terms and conditions of Mr. Johnson’s compensation arrangements, including the changes described above, are subject to the approval of the Bankruptcy Court. On June 19, 2019, the Debtors filed a motion with the Bankruptcy Court seeking approval of Mr. Johnson’s compensation arrangements.

Key Employee Incentive Program

Also on June 14, 2019, the Compensation Committee of the PG&E Corporation Board (the “Compensation Committee”) approved a Key Employee Incentive Program (the “KEIP”). The KEIP was developed with the assistance of the advisors of the Debtors to provide incentive-based compensation to the participants based on near-term safety, operational and financial goals.  The KEIP is proposed to be effective in 2019, subject to the approval of the Bankruptcy Court.  On June 19, 2019, the Debtors filed a motion with the Bankruptcy Court seeking approval of the KEIP.

Under the KEIP, PG&E Corporation’s and the Utility’s Section 16 Officers, other than Mr. Johnson (collectively, the “KEIP Participants”), will be eligible to collectively receive, subject to the discretion of the PG&E Corporation or Utility Board of Directors or the Compensation Committee, as applicable, incentive-based compensation awards with a currently estimated aggregate target value of approximately $10.9 million.  Actual payouts will depend on performance achieved in 2019, PG&E Corporation’s stock price at the time any KEIP awards are settled and the compensation bands of the individuals who are eligible to be KEIP Participants (which are subject to change).  The potential awards consist of 50% cash and 50% PRSUs, with the PRSU component being settled in cash or stock at the Board’s election.  The KEIP will be administered for the KEIP Participants by either the PG&E Corporation or Utility Board of Directors or the Compensation Committee, depending on the role of the applicable KEIP Participant.  Mr. Johnson, PG&E Corporation’s CEO and President, is not eligible for an award under the KEIP.

A summary of the KEIP is included below.

Design Element		Description
Eligibility	●	KEIP Participants will include PG&E Corporation and Utility Section 16 Officers, other than Mr. Johnson (currently 12 executives)
Performance Period	●	January 1 – December 31, 2019
Incentive Target Value	●	Approximately $10.9 million target value across all current KEIP Participants collectively
●
KEIP target values based on STIP target values plus 75% of Long-Term Incentive Plan (“LTIP”) target values, in each case for officer levels that were approved by the Compensation Committee for 2019 prior to filing the Chapter 11 Cases (which programs the KEIP Participants no longer participate in as a result of the Chapter 11 Cases); the approved target values for 2019 were substantially consistent with the corresponding target values for the 2018 STIP and LTIP

Award Mix	●	50% cash
	●	50% PRSUs
Performance Metrics and Weightings	●	Same performance metrics and weightings as 2019 STIP, subject to the PSI modifier (described below)
	●	Safety (65%), Customer (10%), Financial (25%)
	●	Performance conditions apply to both cash and PRSU components
Payout Ranges	●	Threshold: 50%; Target: 100%; Maximum: 150%
Public Safety Index (“PSI”) Modifier	●	Based on the electric operations safety sub-component of the public and employee safety metric of the 2019 STIP
	●	The total payout for the KEIP across all components will be subject to the following downward adjustments, if, for the 2019 performance period:
● the aggregate score for the PSI is below threshold: 50% reduction
● the aggregate score for the PSI is at or above threshold but below target: 25% reduction
Award Calculation and Payment	●
Awards will be calculated and paid annually based on year-end performance results certified by Internal Auditing, certification by the Compensation Committee and as approved by either the PG&E Corporation or Utility Board of Directors or the Compensation Committee, depending on the role of the applicable KEIP Participant.

	●	PRSUs settled in cash or stock at the Board’s or the Compensation Committee’s discretion, as applicable
Clawback	●	Subject to the companies’ Executive Incentive Compensation Recoupment Policy

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility.  These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties.  In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation and the Utility’s Annual Report on Form 10-K for the year ended December 31, 2018, their Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, and their subsequent reports filed with the SEC.  Additional factors include, but are not limited to, those associated with PG&E Corporation’s and the Utility’s Chapter 11 Cases.  PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Dated: June 20, 2019	By:	/s/ Linda Y.H. Cheng
		Name:	LINDA Y.H. CHENG
		Title:	Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: June 20, 2019	By:	/s/ Linda Y.H. Cheng
		Name:	LINDA Y.H. CHENG
		Title:	Vice President, Corporate Governance and Corporate Secretary